                                   AMENDMENT
                                     TO THE
                               SERVICES AGREEMENT

      THIS AMENDMENT, dated as of October 31, 2007, by and between HARTFORD LIFE INSURANCE COMPANY ("Service Provider") and ROYCE & ASSOCIATES, LLC ("Royce"), and the registered investment companies and/or series thereof listed in Schedule A (the "Funds"):

                                  WITNESSETH:

      WHEREAS, Service Provider, Royce and the Funds entered into a Services Agreement dated January 10, 2003 (the "Agreement") with regard to certain employee benefit plans for which Service Provider provides administrative and recordkeeping services (the "Plans"); and

      WHEREAS, Service Provider, Royce and the Funds now wish to amend and restate in its entirety Schedule A of the Agreement in the form attached hereto.

      NOW THEREFORE, in consideration of the above, Service Provider, Royce and the Funds hereby amend Schedule A of the Agreement in the form attached hereto and made a part hereof.

      IN WITNESS WHEREOF, Service Provider, Royce and the Funds have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

HARTFORD LIFE INSURANCE COMPANY

By:    /s/ Jamie Ohl
       ---------------------------------
Name:  Jamie Ohl
       ---------------------------------
Title: Vice President
       ---------------------------------

THE ROYCE FUND

By:    /s/ John D. Diederich
       ---------------------------------
Name:  John D. Diederich
       ---------------------------------
Title: Vice President
       ---------------------------------

ROYCE & ASSOCIATES, LLC

By:    /s/ John D. Diederich
       ---------------------------------
Name:  John D. Diederich
       ---------------------------------
Title: Chief Operating Officer
       ---------------------------------

                                   SCHEDULE A


                                                TICKER             CUSIP            FEE RATE
                                                ------             -----            --------
Investment Class
----------------
Pennsylvania Mutual Fund                        PENNX            780905840             .10%
Royce Premier Fund                              RYPRX            780905600             .10%
Royce Micro-Cap Fund                            RYOTX            780905709             .10%
Royce Total Return Fund                         RYTRX            780905881             .10%
Royce Opportunity Fund                          RYPNX            780905832             .10%
Royce Special Equity Fund                       RYSEX            780905782             .10%

Service Class
-------------
Pennsylvania Mutual Fund                        RYPFX            780905667             .35%
Royce Opportunity Fund                          RYOFX            780905758             .35%
Royce Total Return Fund                         RYTFX            780905642             .35%
Royce Micro-Cap Fund                            RMCFX            780905659             .35%
Royce Premier Fund                              RPFFX            780905634             .35%
Royce Special Equity Fund                       RSEFX            780905527             .35%
Royce Low-Priced Stock Fund                     RYLPX            780905808             .35%
Royce Technology Value Fund                     RYTVX            780905584             .35%
Royce Value Fund                                RYVFX            780905733             .35%
Royce Value Plus Fund                           RYVPX            780905741             .35%
Royce 100 Fund                                  RYOHX            780905519             .35%
Royce Discovery Fund                            RYDFX            780905477             .35%
Royce Dividend Value Fund                       RYDVX            780905436             .35%
Royce Financial Services Fund                   RYFSX            780905469             .35%
Royce Heritage Fund                             RGFAX            780905857             .35%

Institutional Share Class
-------------------------
Royce Opportunity Fund                          ROFIX            780905691            No Fee
Royce Total Return Fund                         RTRIX            780905717            No Fee
Royce Micro Cap Fund                            RMCIX            780905725            No Fee
Royce Premier Fund                              RPRIX            780905683            No Fee
Royce Low Priced Stock Fund                     RLPIX            780905394            No Fee
Royce Special Equity Fund                       RSEIX            780905535            No Fee
Royce 100 Fund                                  Not Live         780905493            No Fee


                      Administrative and Shareholder Fees

      As compensation for the services provided under this Agreement, the Service Provider will be entitled to receive a fee, computed daily and paid quarterly in arrears, at the annual rates set forth above of the average daily value of the Shares of the Funds owned beneficially by the Plans. For purposes of this schedule, the average daily value of the Shares of each Fund will be based on the net asset value reported by Royce or its designee to the Service Provider.

      Each Fund will be obligated to pay that portion of the fee designated by it as representing transfer agent, recordkeeping, administrative servicing and/or shareholder servicing fees which the Fund would otherwise pay if Plan Accounts were direct shareholders of the Fund. Royce, or its designee, will pay any portion of the fee not paid by the Funds. In this regard, the Service Provider acknowledges that Royce's payments to the Service Provider may be funded, in whole or in part, by payments received by Royce Fund Services, Inc. ("RFS"), the distributor for the Funds and a wholly-owned subsidiary of Royce, from a fund under a plan of distribution adopted by that Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940 (12b-1 Plan); if this is the case, the Service Provider will provide such information to Royce as is reasonably necessary for RFS to comply with its obligations under the 12b-1 Plan, including, but not limited to, obligations to make disclosures to the board(s) of trustees of the Fund.